Demand Media Reports First Quarter 2012 Results and Raises Fiscal 2012 Guidance

•	Record First Quarter Revenue and Revenue ex-TAC(1)

•	First Quarter Free Cash Flow(1) Improves $11.8 Million Year-Over-Year

•	Announces Plans to Pursue Generic TLDs to Complement Registrar Business

SANTA MONICA, CA – May 8, 2012 – Demand Media, Inc. (NYSE: DMD), a leading content and social media company, today reported financial results for the quarter ended March 31, 2012 and raised its previously issued fiscal 2012 financial guidance.
“Driven by continued growth across our businesses, our first quarter revenue exceeded our seasonally strong Q4 2011 results,” said Richard Rosenblatt, Chairman and CEO of Demand Media.  “We are pleased with our first quarter results and remain focused on investing in our long-term growth initiatives, including enhancing the quality of our Owned & Operated properties, expanding our content distribution channels and partnerships, and pursuing new generic Top Level Domain opportunities.”

Financial Summary
In millions, except per share amounts
	Three months ended March 31,
	2011	2012	Change
Total Revenue	$79.5	$86.2	8%

Content & Media Revenue ex-TAC(1)	$48.7	$50.6	4%
Registrar Revenue	27.7	32.3	17%
Total Revenue ex-TAC(1)	$76.3	$82.9	9%

Income (loss) from Operations(2)	$(4.2)	$(2.9)	NA
Adjusted EBITDA(1)	$20.1	$21.9	9%
Net income (loss)(2)	$(5.6)	$(1.8)	NA
Adjusted net income(1)	$5.1	$5.9	17%

EPS(2)	$(0.13)	$(0.02)	NA
Adjusted EPS(1)	$0.06	$0.07	17%

Cash Flow from Operations	$19.2	$18.5	(4)%
Free Cash Flow(1)	$(0.1)	$11.8	NA

(1) Non-GAAP measures are described below and reconciled to their comparable GAAP measures in the accompanying tables. Effective Q1 2012, the Company is reporting Adjusted EBITDA instead of Adjusted OIBDA. Reconciliations for both measures are presented on the Company's investor relations site.
(2) Q1 2012 loss from operations and net loss include $1.8 million of accelerated non-cash amortization expense associated with content intangible assets removed from service in conjunction with the Company's previously announced plan to improve its content creation and distribution platform.

Q1 2012 Financial Summary:

•
Content & Media revenue ex-TAC grew 4% year-over-year and increased 1% compared to the fourth quarter of 2011. Year-over-year comparisons were impacted by early 2011 search algorithm changes. The 1% sequential improvement included the second consecutive quarter of revenue growth for eHow.

•
Registrar revenue grew 17% year-over-year and 3% compared to the fourth quarter of 2011. During the first quarter of 2012, the number of registered domains grew by a net 593,000 compared to 442,000 in the first quarter of 2011, due to growth from new partners and organic growth from resellers.

•
Loss from operations and net loss include $1.8 million of accelerated non-cash amortization expense associated with content intangible assets removed from service in conjunction with the Company's previously announced plan to improve its content creation and distribution platform.

•
Free cash flow increased by $11.8 million year-over-year. The increase was driven by an 81% reduction of investment in intangible assets to $2.7 million. The intangible assets investment decline was the result of planned decreased content spend on eHow as the Company continued to make improvements to its content creation and distribution platform.

“Our first quarter growth and significant free cash flow marks a great start for 2012, particularly in light of a tough year-over-year comparison due to early 2011 search algorithm changes,” said Charles Hilliard, President and CFO. "Demand Media's increased guidance reflects our first quarter performance, our improved outlook for the remainder of 2012 and, for the first time in more than a year, a return to accelerating year-over-year revenue growth beginning in Q2."

Business Highlights:

•
In April 2012, Demand Media invested $18 million in pursuit of its generic Top Level Domain ("gTLD") initiative, which it believes represents a complementary strategic growth opportunity for its Registrar services.

•
On a consolidated basis, Demand Media ranked as a top 20 US web property throughout the first quarter of 2012, ranking as #18 in March 2012(1). Demand Media's worldwide unique users exceeded 104 million in March 2012(1).

•	On a standalone basis, eHow.com ranked as the #17 website in the US in March 2012, up from #19 in July 2011(1).

•
LIVESTRONG.COM/eHow Health continued to rank as the #3 Health property in the US based on unique visits throughout the first quarter of 2012(1). In May 2012, LIVESTRONG.COM won the People's Voice Webby award for Health Websites.

•
Cracked.com continued its ranking as the most visited humor site in the US throughout the first quarter of 2012(1), and more time was spent on the site than any other humor website(1). In May 2012, Cracked.com won the People's Voice Webby award for Humor Websites.

•	In February 2012, Demand Media introduced its innovative Social Feed ads, which allow advertisers to deliver customized social media content directly into their live rich media ads.

•	In March 2012, Demand Media launched the eHow.com Tech channel, with RadioShack as its lead sponsor, to help users master everyday tech-related tasks and projects.

•	In April, 2012, Demand Media launched eHow Pets, the third major channel in its partnership with YouTube.

•
During the first quarter of 2012, Demand Media repurchased 421,000 shares of common stock for $3 million under its Board-authorized $50 million share repurchase program.  Since the program's inception, the Company has repurchased 2.8 million shares of common stock for $20 million.

(1) Source: comScore.

Operating Metrics:

	Three months ended March 31,
	2011	2012	% Change
Content & Media Metrics:
Owned and operated
Page views(1) (in millions)	2,582	3,142	22%
RPM(2)	$15.69	$12.52	(20)%

Network of customer websites
Page views(1) (in millions)	3,766	4,722	25%
RPM(2)	$3.01	$3.10	3%
RPM ex-TAC(3)	$2.16	$2.38	10%

Registrar Metrics:
End of Period # of Domains(4) (in millions)	11.4	13.3	16%
Average Revenue per Domain(5)	$9.88	$9.94	1%
____________________

(1)
Page views represent the total number of web pages viewed across (a) our owned and operated websites and/or (b) our network of customer websites, to the extent that the viewed customer web pages host the Company's content, social media and/or monetization services.

(2)	RPM is defined as Content & Media revenue per one thousand page views.

(3)	RPM ex-TAC is defined as Content & Media Revenue ex-TAC per one thousand page views.

(4)	Domain is defined as an individual domain name paid for by a third-party customer where the domain name is managed through our Registrar service offering.

(5)
Average revenue per domain is calculated by dividing Registrar revenue for a period by the average number of domains registered in that period.  Average revenue per domain for partial year periods is annualized.

Beginning July 1, 2011, the number of net new domains has been adjusted to include only new registered domains added to our platform for which the Company has recognized revenue.  Excluding the impact of this change, end of period # of domains at March 31, 2012 and average revenue per domain during the three months ended March 31, 2012 would have increased 20% and decreased 4%, respectively, compared to the corresponding prior-year periods.

Operating Metrics:

•
Owned & Operated page views increased 22% year-over-year, driven primarily by strong traffic growth to Cracked.com and LIVESTRONG.COM, partially offset by lower year-over-year eHow.com page views due to early 2011 search algorithm changes.  The mix shift in page view growth to relatively lower RPM properties in Q1 2012 resulted in a 20% year-over-year decline in RPM.

•
Network page views grew 25% year-over-year, primarily due to the acquisition of IndieClick in August 2011, which generated 1.6 billion page views during the quarter ended March 31, 2012, offset partly by a decline in page views associated with certain of our social media customers. Network RPM ex-TAC increased 10% year-over-year, reflecting higher RPMs from YouTube Channels that more than offset lower RPMs from IndieClick.

•
End of period domains increased 16% to 13.3 million year-over-year, driven by the addition of higher volume customers and growth from existing resellers, with average revenue per domain increasing by 1%.

Business Outlook

The following forward-looking information includes certain projections made by management as of the date of this press release. The Company does not intend to revise or update this information, except as required by law, and may not provide this type of information in the future. Due to a variety of factors, actual results may differ significantly from those projected. The factors that may affect results include, without limitation, the factors referenced later in this announcement under the caption “Cautionary Information Regarding Forward-Looking Statements.” These and other factors are discussed in more detail in the Company's filings with the Securities and Exchange Commission.
Excluding up to $4 million of 2012 expenses that the Company expects to incur related to the formation of its generic Top Level Domain ("gTLD") initiative, the Company's guidance for the second quarter ending June 30, 2012 and fiscal year ending December 31, 2012 is as follows:
Second Quarter 2012

•	Revenue in the range of $89.0 - $91.0 million

•	Revenue ex-TAC in the range of $85.0 - $87.0 million

•	Adjusted EBITDA in the range of $22.0 - $23.0 million

•	Adjusted EPS in the range of $0.07 - $0.08 per share

•	Weighted average diluted shares of 86.0 - 87.0 million

Full Year 2012

•	Revenue in the range of $361.0 - $367.0 million

•	Revenue ex-TAC in the range of $347.0 - $353.0 million

•	Adjusted EBITDA in the range of $96.0 - $99.0 million

•	Adjusted EPS in the range of $0.33 - $0.35 per share

•	Weighted average diluted shares of 86.5 - 87.5 million

Conference Call and Webcast Information
Demand Media will host a corresponding conference call and live webcast at 5:00 p.m. Eastern time today. To access the conference call, dial 877.565.1268 (for domestic participants) or 937.999.3108 (for international participants). The conference ID is 74265713. To participate on the live call, analysts should dial-in at least 10-minutes prior to the commencement of the call. A live webcast also will be available on the Investor Relations section of the Company’s corporate website at http://ir.demandmedia.com and via replay beginning approximately two hours after the completion of the call.
About Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we use certain non-GAAP financial measures described below. The presentation of this additional financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned “Reconciliation of Non-GAAP Measures to Unaudited Consolidated Statements of Operations” included in this release.

Effective Q1 2012, the Company is reporting Adjusted EBITDA instead of Adjusted OIBDA. While the dollar value of each measure is the same, a comparison of the historical reconciliation of both measures is provided in our supplemental financial schedules posted on the investor relations section of our corporate site. The non-GAAP financial measures presented in this release are the primary measures used by the Company's management and board of directors to understand and evaluate its financial performance and operating trends, including period to period comparisons, to prepare and approve its annual budget and to develop short and long term operational plans. Additionally, Adjusted EBITDA is the primary measure used by the compensation committee of the Company's board of directors to establish the funding targets for and fund its annual employee bonus pool. We believe our presented non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) management frequently uses them in its discussions with investors, commercial bankers, securities analysts and other users of its financial statements.
Revenue ex-TAC is defined by the Company as GAAP revenue less traffic acquisition costs (“TAC”). TAC comprises the portion of Content & Media GAAP revenue shared with the Company's network customers. Management believes that Revenue ex-TAC is a meaningful measure of operating performance because it is frequently used for internal managerial purposes and helps facilitate a more complete period-to-period understanding of factors and trends affecting the Company's underlying revenue performance.
Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) is defined by the Company as net income (loss) before income tax expense, other income (expense), interest expense (income), depreciation, amortization, stock-based compensation, as well as the financial impact of acquisition and realignment costs, the formation expenses directly related to its generic Top Level Domain ("gTLD") initiative, and any gains or losses on certain asset sales or dispositions. Acquisition and realignment costs include such items, when applicable, as (1) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (2) legal, accounting and other professional fees directly attributable to acquisition activity, and (3) employee severance payments attributable to acquisition or corporate realignment activities. Management does not consider these expenses to be indicative of the Company's ongoing operating results or future outlook.
Management believes that these non-GAAP measures reflect the Company's business in a manner that allows for meaningful period to period comparisons and analysis of trends. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA can provide a useful measure for period to period comparisons of the Company's underlying recurring revenue and operating costs which is focused more closely on the current costs necessary to utilize previously acquired long-lived assets. In addition, management believes that it can be useful to exclude certain non-cash charges because the amount of such expenses is the result of long-term investment decisions in previous periods rather than day-to-day operating decisions. For example, due to the long-lived nature of a majority of its media content, the revenue generated by the Company's content assets in a given period bears little relationship to the amount of its investment in content in that same period. Accordingly, management believes that content acquisition costs represent a discretionary long-term capital investment decision undertaken at a point in time. This investment decision is clearly distinguishable from other ongoing business activities, and its discretionary nature and long-term impact differentiate it from specific period transactions, decisions regarding day-to-day operations, and activities that would have an immediate impact on operating or financial performance if materially changed, deferred or terminated.
 Adjusted Earnings Per Share is defined by the Company as Adjusted Net Income divided by the weighted average number of shares outstanding. Adjusted Net Income is defined by the Company as net income (loss) before the effect of stock-based compensation, amortization of intangible assets acquired via business combinations, accelerated amortization of intangible assets removed from service, acquisition and realignment costs, the formation expenses directly related to its generic Top Level Domain ("gTLD") initiative, and any gains or losses on certain asset sales or dispositions, and is calculated using the application of a normalized effective tax rate. Acquisition and realignment costs include such items, when applicable, as (1) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (2) legal, accounting and other professional fees directly attributable to acquisition activity, and (3) employee severance payments attributable to acquisition or corporate realignment activities. Management does not consider these expenses to be indicative of the Company's ongoing operating results or future outlook.
Management believes that Adjusted Net Income and Adjusted Earnings Per Share provide investors with additional useful information to measure the Company's underlying financial performance, particularly from period to period, because these measures are exclusive of certain non-cash expenses not directly related to the operation of its ongoing business (such as amortization of intangible assets acquired via business combinations, as well as certain other non-cash expenses such as purchase accounting adjustments and stock-based compensation) and include a normalized effective tax rate based on the Company's statutory tax rate.
Discretionary Free Cash Flow is defined by the Company as net cash provided by operating activities excluding cash outflows from acquisition and realignment activities, and the formation expenses directly related to its generic Top Level Domain ("gTLD") initiative, less capital expenditures to acquire property and equipment. Free Cash Flow is defined by the Company as Discretionary Free Cash Flow less investments in intangible assets. Management believes that Discretionary Free Cash Flow and Free Cash Flow provide investors with additional useful information to measure operating liquidity because they reflect the Company's underlying cash flows from recurring operating activities after investing in capital assets and intangible assets. These measures are used by management, and may also be useful for investors, to assess the Company's ability to generate cash flow for a variety of strategic opportunities, including reinvestment in the business, potential acquisitions, payment of dividends and share repurchases.
The use of these non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense, or cash flows that affect the Company's operations. An additional limitation of these non-GAAP financial measures is that they do not have standardized meanings, and therefore other companies may use the same or similarly-named measures but exclude different items or use different computations. Management compensates for these limitations by reconciling these non-GAAP financial measures to the most comparable GAAP financial measures within its financial press releases. Non-GAAP financial measures should be considered in addition to, not as a substitute for, measures prepared in accordance with GAAP. Further, these non-GAAP financial measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. We encourage investors and others to review our financial information in its entirety and not rely on a single financial measure. The accompanying tables have more details on the GAAP financial measures and the related reconciliations.
About Demand Media
Demand Media, Inc. (NYSE: DMD) is a leading content and social media company that informs and entertains one of the Internet's largest audiences, helps advertisers find innovative ways to engage with their customers and enables publishers to expand their online presence. Headquartered in Santa Monica, CA, Demand Media has offices in North

America, South America and Europe. For more information about Demand Media, please visit www.demandmedia.com

Cautionary Information Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements involve risks and uncertainties regarding the Company's future financial performance, and are based on current expectations, estimates and projections about our industry, financial condition, operating performance and results of operations, including certain assumptions related thereto. Statements containing words such as “guidance,” “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” and “estimate” or similar expressions constitute forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Potential risks and uncertainties include, among others: changes in the methodologies of Internet search engines, including ongoing algorithmic changes made by Google to its search results as well as possible future changes, and the impact such changes may have on page view growth and driving search related traffic to our owned and operated websites and the websites of our network customers; changes in our content creation and distribution platform, including the possible repurposing of content to alternate distribution channels, or the sale or removal of content; our ability to successfully launch, produce and monetize new content formats; the inherent challenges of estimating the overall impact on page views and search driven traffic to our owned and operated websites based on the data available to us as Google continues to make adjustments to its search algorithms; our ability to compete with new or existing competitors; our ability to maintain or increase our advertising revenue; our ability to continue to drive and grow traffic to our owned and operated websites and the websites of our network customers; our ability to effectively monetize our portfolio of content; our dependence on material agreements with a specific business partner for a significant portion of our revenue; future internal rates of return on content investment and our decision to invest in different types of content in the future, including video and other formats of text content; our ability to attract and retain freelance creative professionals; changes in our level of investment in media content intangibles; the effects of changes in marketing expenditures or shifts in marketing expenditures; the effects of seasonality on traffic to our owned and operated websites and the websites of our network customers; our ability to continue to add partners to our registrar platform on competitive terms; our ability to successfully pursue and implement our gTLD initiative; changes in stock-based compensation; changes in amortization or depreciation expense due to a variety of factors; potential write downs, reserves against or impairment of assets including receivables, goodwill, intangibles, and media content or other assets; changes in tax laws, our business or other factors that would impact anticipated tax benefits or expenses; our ability to successfully identify, consummate and integrate acquisitions, including integrating our recent acquisitions; our ability to retain key customers and key personnel; risks associated with litigation; the impact of governmental regulation; and the effects of discontinuing or discontinued business operations. From time to time, we may consider acquisitions or divestitures that, if consummated, could be material. Any forward-looking statements regarding financial metrics are based upon the assumption that no such acquisition or divestiture is consummated during the relevant periods. If an acquisition or divestiture were consummated, actual results could differ materially from any forward-looking statements. More information about potential risk factors that could affect our operating and financial results are contained in our annual report on Form 10-K for the fiscal year ending December 31, 2011 filed with the Securities and Exchange Commission (http://www.sec.gov) on February 24, 2012, and as such risk factors may be updated in our quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, including, without limitation, information under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations.”
Furthermore, as discussed above, the Company does not intend to revise or update the information set forth in this press release, except as required by law, and may not provide this type of information in the future.
# # #
(Tables Follow)

Contacts
Investor Contact:
Julie MacMedan
Demand Media
(310) 917-6485

Julie.MacMedan@demandmedia.com
Media Contact:
Kristen Moore
Demand Media
(310) 917-6432
Kristen.Moore@demandmedia.com

Demand Media, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three months ended March 31,
	2011	2012
Revenue	$79,523	$86,234
Operating expenses
Service costs (exclusive of amortization of intangible assets shown separately below) (1) (2)	37,654	41,262
Sales and marketing (1) (2)	9,583	10,393
Product development (1) (2)	9,251	10,124
General and administrative (1) (2)	17,024	15,395
Amortization of intangible assets	10,203	11,956
Total operating expenses	83,715	89,130
Income (loss) from operations	(4,192)	(2,896)
Other income (expense)
Interest income	42	15
Interest expense	(162)	(137)
Other income (expense), net	(257)	(19)
Total other expense	(377)	(141)
Income (loss) before income taxes	(4,569)	(3,037)
Income tax expense	(1,013)	1,195
Net loss	$(5,582)	$(1,842)

(1) Stock-based compensation expense included in the line items above:
Service costs	$237	$708
Sales and marketing	900	1,536
Product development	1,116	1,688
General and administrative	6,674	3,459
Total stock-based compensation expense	$8,927	$7,391
(2) Depreciation included in the line items above:
Service costs	$4,044	$3,650
Sales and marketing	72	134
Product development	321	282
General and administrative	572	898
Total depreciation	$5,009	$4,964

Loss per common share:
Net loss	$(5,582)	$(1,842)
Cumulative preferred stock dividends (3)	(2,477)	—
Net loss attributable to common stockholders	$(8,059)	$(1,842)

Basic and diluted net loss per share	$(0.13)	$(0.02)
Weighted average number of shares	63,759	82,942

(3)	As a result of the Company’s initial public offering which was completed on January 31, 2011, all shares of the Company’s preferred stock were converted to common stock.

Demand Media, Inc. and Subsidiaries
Unaudited Condensed Consolidated Balance Sheets
(In thousands)

	December 31, 2011	March 31, 2012
Current assets
Cash and cash equivalents	$86,035	$95,568
Accounts receivable, net	32,665	32,323
Prepaid expenses and other current assets	8,656	7,995
Deferred registration costs	50,636	56,540
Total current assets	177,992	192,426

Property and equipment, net	32,626	34,481
Intangible assets, net	111,304	101,864
Goodwill	256,060	256,060
Deferred registration costs	9,555	11,249
Other long-term assets	2,566	4,239
Total assets	$590,103	$600,319

Liabilities, Convertible Preferred Stock and Stockholders’ Equity
Current liabilities
Accounts payable	$10,046	$7,871
Accrued expenses and other current liabilities	33,932	33,706
Deferred tax liabilities	18,288	18,663
Deferred revenue	71,109	76,844
Total current liabilities	133,375	137,084
Deferred revenue	14,802	16,540
Other liabilities	1,660	3,160
Total liabilities	149,837	156,784

Stockholders’ equity
Common stock and additional paid-in capital	528,042	536,150
Treasury stock	(17,064)	(20,055)
Accumulated other comprehensive income	59	53
Accumulated deficit	(70,771)	(72,613)
Total stockholders’ equity	440,266	443,535
Total liabilities, convertible preferred stock and stockholders’ equity	$590,103	$600,319

Demand Media, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three months ended March 31,
	2011	2012
Cash flows from operating activities:
Net loss	$(5,582)	$(1,842)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	15,212	16,920
Stock-based compensation	8,836	7,391
Other	855	(1,420)
Net change in operating assets and liabilities, net of effect of acquisitions	(101)	(2,571)
Net cash provided by operating activities	19,220	18,478

Cash flows from investing activities:
Purchases of property and equipment	(5,084)	(4,321)
Purchases of intangibles	(14,204)	(2,703)
Cash paid for acquisitions	(3,839)	(243)
Net cash used in investing activities	(23,127)	(7,267)

Cash flows from financing activities:
Proceeds from issuance of common stock, net	78,874	—
Repurchases of common stock	—	(2,990)
Proceeds from exercises of stock options and contributions to ESPP	851	2,115
Other	(108)	(796)
Net cash provided by (used in) financing activities	79,617	(1,671)

Effect of foreign currency on cash and cash equivalents	8	(7)

Change in cash and cash equivalents	75,718	9,533
Cash and cash equivalents, beginning of period	32,338	86,035
Cash and cash equivalents, end of period	$108,056	$95,568

Demand Media, Inc. and Subsidiaries
Reconciliations of Non-GAAP Measures to Unaudited Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three months ended March 31,
	2011	2012
Revenue ex-TAC:
Content & Media revenue	$51,852	$53,963
Less: traffic acquisition costs (TAC)	(3,190)	(3,379)
Content & Media Revenue ex-TAC	48,662	50,584
Registrar revenue	27,671	32,271
Total Revenue ex-TAC	$76,333	$82,855

Adjusted EBITDA(1):
Net loss	$(5,582)	$(1,842)
Income tax expense/(benefit)	1,013	(1,195)
Interest and other expense, net	377	141
Depreciation and amortization(2)	15,212	16,920
Stock-based compensation	8,927	7,391
Acquisition and realignment costs(3)	133	61
gTLD expense(4)	—	429
Adjusted EBITDA	$20,080	$21,905

Discretionary and Total Free Cash Flow:
Net cash provided by operating activities	$19,220	$18,478
Purchases of property and equipment	(5,084)	(4,321)
gTLD expense cash flows(4)	—	314
Discretionary Free Cash Flow	14,136	14,471
Purchases of intangible assets	(14,204)	(2,703)
Free Cash Flow	$(68)	$11,768

Adjusted Net Income:
GAAP net income (loss)	$(5,582)	$(1,842)
(a) Stock-based compensation	8,927	7,391
(b) Amortization of intangible assets – M&A	3,733	2,929
(c) Content intangible assets removed from service(2)	—	1,818
(d) Acquisition and realignment costs(3)	133	61
(e) gTLD expense(4)	—	429
(f) Income tax effect of items (a) - (e) & application of 38% statutory tax rate to pre-tax income	(2,112)	(4,840)
Adjusted Net Income	$5,099	$5,946
Non-GAAP Adjusted Net Income per share - diluted	$0.06	$0.07
Shares used to calculate non-GAAP Adjusted Net Income per share – diluted (5)	89,861	85,540

(1)
Effective Q1 2012, the Company is reporting Adjusted EBITDA instead of Adjusted OIBDA. While the dollar value of each measure does not differ, a comparison of the historical reconciliation of both measures is provided in our supplemental financial schedules posted on our investor relations site.

(2)
In conjunction with its previously announced plans to improve its content creation and distribution platform, the Company elected to remove certain content assets from service, resulting in $1.8 million of accelerated amortization expense in the first quarter of 2012.

(3)
Acquisition and realignment costs include non-cash purchase accounting adjustments, acquisition-related legal and accounting professional fees and employee severance payments attributable to corporate realignment activities. Management does not consider these costs to be indicative of the Company’s core operating results.

(4)	Comprises formation expenses directly related to the Company's gTLDs initiative that is not expected to generate associated revenue in 2012.

(5)
Shares used to calculate non-GAAP Adjusted Net Income per share - diluted include the weighted average common stock and restricted stock for the periods presented and all dilutive common stock equivalent at each period. Amounts have been adjusted in 2011 to reflect the revised capital structure following the Company’s initial public offering which was completed on January 31, 2011, whereby the Company issued 5,175 shares of common stock and converted certain warrants and all of the convertible preferred stock into 62,155 shares of common stock as if those transactions were consummated on January 1, 2011.

Demand Media, Inc. and Subsidiaries
Unaudited GAAP Revenue, by Revenue Source
(In thousands)

	Three months ended March 31,
	2011	2012
Content & Media:
Owned and operated websites	$40,524	$39,348
Network of customer websites	11,328	14,615
Total revenue – Content & Media	51,852	53,963
Registrar	27,671	32,271
Total revenue	$79,523	$86,234

	Three months ended March 31,
	2011	2012
Content & Media:
Owned and operated websites	51%	46%
Network of customer websites	14%	17%
Total revenue – Content & Media	65%	63%
Registrar	35%	37%
Total revenue	100%	100%